Exhibit 99.1

100 University Avenue, 8th floor
Toronto ON, M5J 2Y1
www.computershare.com

April 22, 2024

To: All Canadian Securities Regulatory Authorities

Subject: Greenbrook TMS Inc.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	May 03, 2024
Record Date for Voting (if applicable) :	May 03, 2024
Beneficial Ownership Determination Date :	May 03, 2024
Meeting Date :	June 26, 2024
Meeting Location (if available) :	Virtual Meeting
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	Yes
Beneficial Holders Stratification Criteria:	Not Applicable
NAA for Registered Holders	Yes
Registered Holders Stratification Criteria:	Not Applicable

Voting Security Details:

Description	CUSIP Number	ISIN
NEW COMMON	393704309	CA3937043097

Sincerely,

Computershare

Agent for Greenbrook TMS Inc.